AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                   May 8, 1998

                                 by and between

                                Monsanto Company

                                       and

                           Delta and Pine Land Company


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                                      -iii-

                                TABLE OF CONTENTS


                                                                                                                Page
ARTICLE 1
         THE MERGER...............................................................................................1
                  SECTION 1.01      The Merger....................................................................1
                  SECTION 1.02      Conversion of Shares..........................................................2
                  SECTION 1.03      Exchange of Shares............................................................3
                  SECTION 1.04      Certain Adjustments...........................................................7
                  SECTION 1.05      Stock Options and Restricted Stock............................................7

ARTICLE 2
         THE SURVIVING CORPORATION................................................................................9
                  SECTION 2.01      Certificate of Incorporation..................................................9
                  SECTION 2.02      Bylaws. 9
                  SECTION 2.03      Directors and Officers........................................................9

ARTICLE 3
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................9
                  SECTION 3.01      Corporate Organization........................................................9
                  SECTION 3.02      Authorization.................................................................9
                  SECTION 3.03      Capital Stock................................................................10
                  SECTION 3.04      Subsidiaries.................................................................10
                  SECTION 3.05      Consents and Approvals; No Violation.........................................11
                  SECTION 3.06      SEC Reports and Financial Statements.........................................11
                  SECTION 3.07      Absence of Undisclosed Liabilities...........................................12
                  SECTION 3.08      Changes.12
                  SECTION 3.09      Investigations; Litigation...................................................13
                  SECTION 3.10      Contracts and Commitments....................................................14
                  SECTION 3.11      Environmental and Safety Matters.............................................14
                  SECTION 3.12      Taxes.  16
                  SECTION 3.13      Employment Agreements........................................................16
                  SECTION 3.14      Change of Control Provisions.................................................16
                  SECTION 3.15      Employee Benefit Plans.......................................................16
                  SECTION 3.16      Licenses.....................................................................17
                  SECTION 3.17      Real Estate Leases...........................................................17
                  SECTION 3.18      Real Property................................................................18
                  SECTION 3.19      Intellectual Property and Germplasm..........................................18
                  SECTION 3.20      Compliance with Other Instruments and Laws...................................19
                  SECTION 3.21      Employees....................................................................19
                  SECTION 3.22      Information Supplied.........................................................19
                  SECTION 3.23      Rights Agreement.............................................................20
                  SECTION 3.24      Certain Fees.................................................................20
                  SECTION 3.25      Opinion of Financial Advisor.................................................20
                  SECTION 3.26      Voting Requirements..........................................................20
                  SECTION 3.27      State Takeover Statutes......................................................20
                  SECTION 3.28      Affiliates...................................................................21

ARTICLE 4
         REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................21
                  SECTION 4.01      Corporate Organization.......................................................21
                  SECTION 4.02      Authorization................................................................21
                  SECTION 4.03      Capital Stock................................................................21
                  SECTION 4.04      Information Supplied.........................................................21
                  SECTION 4.05      Consents and Approvals; No Violations........................................22
                  SECTION 4.06      Certain Fees.................................................................22
                  SECTION 4.07      SEC Reports and Financial Statements.........................................23
                  SECTION 4.08      Absence of Undisclosed Liabilities...........................................23
                  SECTION 4.09      No Buyer Stockholder Vote....................................................23

ARTICLE 5
         COVENANTS OF THE COMPANY................................................................................23
                  SECTION 5.01      Conduct of Business by the Company Pending the
                                            Merger...............................................................23
                  SECTION 5.02      Stockholders' Meeting........................................................25
                  SECTION 5.03      Access to Information........................................................25
                  SECTION 5.04      No Solicitation..............................................................26
                  SECTION 5.05      Corporate Organization.......................................................26
                  SECTION 5.06      Termination Option Agreement.................................................26

ARTICLE 6
         COVENANTS OF BUYER......................................................................................27
                  SECTION 6.01      Confidentiality..............................................................27
                  SECTION 6.02      Indemnification..............................................................27
                  SECTION 6.03      Operations After the Effective Time..........................................28
                  SECTION 6.04      Employee Benefits............................................................28
                  SECTION 6.05      Employment and Noncompetition Agreements.....................................28

ARTICLE 7
         COVENANTS OF BUYER AND THE COMPANY......................................................................29
                  SECTION 7.01      Best Efforts.................................................................29
                  SECTION 7.02      Certain Filings..............................................................29
                  SECTION 7.03      Public Announcements.........................................................29
                  SECTION 7.04      Further Assurances...........................................................29
                  SECTION 7.05      Notices of Certain Events....................................................29
                  SECTION 7.06      Preparation of the Form S-4 and the Company Proxy
                                            Statement............................................................30
                  SECTION 7.07      Letters of the Company's Accountants.........................................31
                  SECTION 7.08      Affiliates...................................................................31
                  SECTION 7.09      NYSE Listing.................................................................31
                  SECTION 7.10      Tax Treatment................................................................32
                  SECTION 7.11      Pooling of Interests.........................................................32
                  SECTION 7.12      Consents33
                  SECTION 7.13      Confidentiality..............................................................33
                  SECTION 7.14      Representations..............................................................33

ARTICLE 8
         CONDITIONS TO THE MERGER................................................................................34
                  SECTION 8.01      Conditions to the Obligations of Each Party..................................34

ARTICLE 9
         TERMINATION.............................................................................................36
                  SECTION 9.01      Termination..................................................................36
                  SECTION 9.02      Waiver  37
                  SECTION 9.03      Closing.37
                  SECTION 9.04      Effect of Termination; Termination Fee.......................................37

ARTICLE 10
         MISCELLANEOUS...........................................................................................38
                  SECTION 10.01     Notices.38
                  SECTION 10.02     Survival of Representations and Warranties...................................39
                  SECTION 10.03     Amendments; No Waivers.......................................................39
                  SECTION 10.04     Expenses.....................................................................40
                  SECTION 10.05     Successors and Assigns.......................................................40
                  SECTION 10.06     Governing Law................................................................40
                  SECTION 10.07     Counterparts; Effectiveness..................................................40
                  SECTION 10.08     Headings.....................................................................40
                  SECTION 10.09     No Third Party Beneficiaries.................................................40
                  SECTION 10.10     Remedies.....................................................................40
                  SECTION 10.11     Entire Agreement.............................................................41





                                  DEFINED TERMS

Term                                                                                                    Page Number

Acquisition Transaction..........................................................................................26
Adjusted Option...................................................................................................7
Agreement.........................................................................................................1
Antitrust Division...............................................................................................33
Antitrust Laws...................................................................................................33
Buyer.............................................................................................................1
Buyer Common Stock................................................................................................2
Buyer Listed Securities..........................................................................................22
Buyer Material Adverse Effect....................................................................................22
Buyer Reports....................................................................................................23
Buyer Stock Option Plans..........................................................................................8
CERCLA...........................................................................................................15
Certificate of Merger.............................................................................................2
Certificates......................................................................................................4
Closing..........................................................................................................37
Closing Date.....................................................................................................37
Code..............................................................................................................1
Common Stock Trust................................................................................................5
Company...........................................................................................................1
Company Disclosure Letter.........................................................................................9
Company 10-K.....................................................................................................12
Company 10-Qs....................................................................................................12
Company Award.....................................................................................................8
Company Common Stock..............................................................................................2
Company Disclosure Document......................................................................................20
Company Proxy Statement..........................................................................................11
Company Reports..................................................................................................11
Company Stock Option Plans........................................................................................7
Company Stockholders Meeting.....................................................................................25
Confidentiality Agreements.......................................................................................25
Delaware Law......................................................................................................1
Effective Time....................................................................................................2
Environmental and Safety Requirements............................................................................14
Environmental Lien...............................................................................................15
ERISA............................................................................................................16
Excess Shares.....................................................................................................5
Exchange Act.....................................................................................................11
Exchange Agent....................................................................................................3
Exchange Fund.....................................................................................................3
Exchange Ratio....................................................................................................2
Final Average Closing Price.......................................................................................3
Form S-4.........................................................................................................19
FTC..............................................................................................................33




                                TABLE OF CONTENTS

                                                                                                               Page

Governmental Entity..............................................................................................11
Hartz Agreement..................................................................................................10
HSR Act..........................................................................................................11
Indemnified Parties..............................................................................................27
Initial Average Closing Price.....................................................................................3
Intellectual Property............................................................................................18
Investigation....................................................................................................13
knowledge of the Company.........................................................................................13
Licenses.........................................................................................................17
Lien.............................................................................................................18
Material Adverse Change in the Company...........................................................................12
Material Adverse Effect...........................................................................................9
Measurement Date..................................................................................................3
Merger............................................................................................................1
Merger Consideration..............................................................................................2
NYSE..............................................................................................................3
Permitted Lien...................................................................................................18
Plans............................................................................................................16
Pooling Affiliate................................................................................................31
Release..........................................................................................................15
Rights............................................................................................................2
Rights Agreement.................................................................................................20
Rule 145 Affiliates..............................................................................................21
SEC..............................................................................................................11
Securities Act...................................................................................................11
Series M Preferred Stock..........................................................................................2
Shares............................................................................................................2
Subsidiaries.....................................................................................................10
Subsidiary.......................................................................................................10
Surviving Corporation.............................................................................................1
Termination Notice................................................................................................3
Termination Option Agreement......................................................................................1
Trading Day.......................................................................................................3
Transaction.......................................................................................................1


                          AGREEMENT AND PLAN OF MERGER


                  This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of May 8, 1998, by and between Monsanto Company, a Delaware corporation ("Buyer"), and Delta and Pine Land Company, a Delaware corporation (the "Company").

                                    RECITALS

                  WHEREAS, the Boards of Directors of Buyer and the Company deem it advisable and in the best interests of the stockholders of such corporations to effect the merger of Buyer and the Company pursuant to this Agreement;

                  WHEREAS, the respective Boards of Directors of Buyer and the Company have approved the acquisition of the Company by Buyer, and the Board of Directors of the Company has unanimously resolved to recommend that it be approved by the stockholders of the Company;

                  WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder; and

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Buyer's willingness to enter into this Agreement, Buyer and the Company have entered into a Termination Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit A (the "Termination Option Agreement"), pursuant to which the Company granted Buyer an option to purchase shares of common stock of the Company under certain circumstances;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:


                  ARTICLE 1

                                   THE MERGER

                  SECTION 1.01       The Merger.

                           (a) At the Effective Time (as defined in Section 1.01(b) hereof), the Company shall be merged (the "Merger") with and into Buyer in accordance with the Delaware General Corporation Law ("Delaware Law"), whereupon the separate existence of the Company shall cease, and Buyer shall be the surviving corporation (the "Surviving Corporation"). The Merger is sometimes hereinafter referred to as the "Transaction."

                           (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Buyer will file a certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger") and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware and any additional requirements of Delaware Law are complied with or at such later time as is specified in the Certificate of Merger (the "Effective Time").

                           (c) From and after the Effective Time, the Surviving Corporation shall possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company, all as provided under Delaware Law.

                  SECTION 1.02       Conversion of Shares.

                           (a) At the Effective Time and by virtue of the Merger and without any action on the part of the holders thereof:

                  (i) each share of common stock of the Company, $0.10 par value per share ("Company Common Stock"), and Series M Convertible Non-Voting Preferred Stock of the Company ("Series M Preferred Stock") held by the Company as treasury stock or owned by Buyer or any subsidiary of Buyer immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; provided, however, that any shares of Company Common Stock (A) held by the Company or Buyer in connection with any market making or proprietary trading activity or for the account of another person, (B) as to which the Company or Buyer is or may be required to act as a fiduciary or in a similar capacity or (C) the cancellation of which would violate any legal duties or obligations of the Company or Buyer, in each case shall not be canceled but, instead, shall be treated as set forth in Section 1.02(a)(ii) below;

                  (ii) subject to Section 1.03(e) hereof, each share of Company Common Stock, and the associated preferred stock purchase right (the "Rights"), and each share of Series M Preferred Stock (collectively, the "Shares") outstanding immediately prior to the Effective Time shall, except as otherwise provided in clause (i) of this subsection, be converted into the right to receive .8625 (subject to adjustment pursuant to Section 1.02(a)(iii) below, the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $2.00 per share (the "Buyer Common Stock"), of Buyer (the "Merger Consideration"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Buyer Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.03 hereof, without interest; and

                  (iii) no adjustment to the Exchange Ratio shall be made in the event that the average of the closing prices (the "Final Average Closing Price") of Buyer Common Stock on the New York Stock Exchange (the "NYSE") Composite Transaction Tape on the 30 consecutive Trading Days ending on the earlier of (A) the 90th day after the date hereof and (B) the second Trading Day prior to the date of the Company Stockholders Meeting (the earlier of such dates being referred to as the "Measurement Date"), is not more than 25% greater or less than the average of the closing prices (the "Initial Average Closing Price") of Buyer Common Stock on the NYSE Composite Transaction Tape on the 30 consecutive Trading Days ending on the first Trading Day immediately preceding the date hereof. In the event that the Final Average Closing Price is more than 25% greater than the Initial Average Closing Price, then the Exchange Ratio will not be .8625 but rather will be reduced to the product of
                  (A) .8625 and (B) the quotient of (1) 1.25 times the Initial Average Closing Price and (2) the Final Average Closing Price. In the event that the Final Average Closing Price is more than 25% less than the Initial Average Closing Price, then the Company will have the right to terminate this Agreement by giving written notice (the "Termination Notice") of its election to do so to Buyer prior to 5:00 p.m., New York City time, on the second Trading Day after the Measurement Date; provided, however, that the Termination Notice will be deemed to be rescinded and will have no effect if, prior to 5:00 p.m., New York City time, on the second Trading Day after the date of Buyer's receipt of such Termination Notice, Buyer has given the Company written notice that it has agreed to increase the Exchange Ratio to the product of (A) .8625 and
                  (B) the quotient of (1) 0.75 times the Initial Average Closing Price and (2) the Final Average Closing Price. If the Company does not deliver a Termination Notice as provided in the immediately preceding sentence, then there shall be no adjustment made to the Exchange Ratio. If any adjustment is made to the Exchange Ratio pursuant to this Section 1.02(a)(iii), then such adjusted Exchange Ratio shall be rounded to four decimal places, rounding upward from 0.00005. "Trading Day" means any day on which the NYSE is open for trading.

                  SECTION 1.03       Exchange of Shares.

                           (a) As of the Effective Time, Buyer shall enter into an agreement with First Chicago Trust Company of New York (or such other bank or trust company as shall be selected by Buyer in its sole discretion) as exchange agent for the Merger (the "Exchange Agent"), which shall provide that Buyer shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Shares, for exchange in accordance with this Article 1, through the Exchange Agent, certificates representing the shares of Buyer Common Stock (such shares of Buyer Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as defined in Section 1.03(e) hereof) and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of Buyer Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.02 hereof in exchange for outstanding Shares.

                           (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration, pursuant to Section 1.02 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration, as applicable. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Buyer Common Stock which such holder has the right to receive pursuant to the provisions of this Article 1, certain dividends or other distributions in accordance with Section 1.03(c) hereof and cash in lieu of any fractional share of Buyer Common Stock in accordance with Section 1.03(e) hereof, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Buyer Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of shares of Buyer Common Stock to a person other than the registered holder of such Certificate or establishes to the satisfaction of Buyer that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.03 hereof, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article 1, certain dividends or other distributions in accordance with Section 1.03(c) hereof and cash in lieu of any fractional share of Buyer Common Stock in accordance with Section 1.03(e) hereof. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article 1.

                           (c) No dividends or other distributions with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock represented thereby, and, in the case of Certificates representing Company Common Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
         Section 1.03(e) hereof, and all such dividends, other distributions and cash in lieu of fractional shares of Buyer Common Stock shall be paid by Buyer to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article 1. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Buyer Common Stock, and, in the case of Certificates representing Company Common Stock, the amount of any cash payable in lieu of a fractional share of Buyer Common Stock to which such holder is entitled pursuant to Section 1.03(e) hereof, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Buyer Common Stock.

                           (d) All shares of Buyer Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 1 (including any cash paid pursuant to this Article 1) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving
         Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 1, except as otherwise provided by law.

                           (e) (i) No certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Buyer shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Buyer.

                  (ii) As promptly as practicable following the Effective Time, Buyer shall cause the Exchange Agent to determine the excess of (A) the number of whole shares of Buyer Common Stock delivered to the Exchange Agent by Buyer pursuant to Section 1.03(a) hereof over (B) the aggregate number of whole shares of Buyer Common Stock to be distributed to former holders of Company Common Stock pursuant to Section 1.03(b) hereof (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent shall, on behalf of former holders of Certificates representing Company Common Stock, sell the Excess Shares at then-prevailing prices on the NYSE, all in the manner provided in Section 1.03(e)(iii) hereof;

                  (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Buyer shall cause the Exchange Agent to use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing Company Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Stock Trust"). The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Stock Trust to which each former holder of Company Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Company Common Stock are entitled.

                  (iv) Notwithstanding the provisions of Section 1.03(e)(ii) and
                  (iii) hereof, the Surviving Corporation may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Buyer Common Stock as reported on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 1.03(e)(iv).

                  (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Company Common Stock with respect to any fractional share interests, Buyer shall cause the Exchange Agent to make available such amounts to such holders of Certificates formerly representing Company Common Stock subject to and in accordance with the terms of Section 1.03(c) hereof. For purposes of this Section 1.03, shares of Company Common Stock of any holder represented by two or more Certificates may be aggregated, and in no event shall any holder be paid an amount in cash in respect of more than one share of Buyer Common Stock.

                           (f) Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Buyer, upon demand, and any holders of the Certificates who have not theretofore complied with this
         Article 1 shall thereafter look only to Buyer for payment of their claims for Merger Consideration, any dividends or distributions with respect to Buyer Common Stock, as applicable, and any cash in lieu of fractional shares of Buyer Common Stock.

                           (g) Neither Buyer, the Company nor the Exchange Agent shall be liable to any person in respect of any shares of Buyer Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Buyer Common Stock or any cash from the Exchange Fund, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable to the holder of such Certificate formerly representing Company Common Stock pursuant to this
         Article 1, would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05 hereof)), any such Merger Consideration, dividends or distributions in respect of such Certificate or such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                           (h) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Buyer, on a daily basis. Any interest and other income resulting from such investments shall be paid to Buyer.

                           (i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Buyer Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case, due to such person pursuant to this Agreement.

                 SECTION 1.04 Certain Adjustments. If after the date hereof and on or prior to the Effective Time the outstanding shares of Buyer Common Stock or Company Common Stock shall be changed into a different number, class or series of shares or any other security by reason of any reclassification, recapitalization, reorganization, merger, business combination, split-up, stock split, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur, the Exchange Ratio (and/or the security or securities to be issued to the holders of Company Common Stock) shall be appropriately adjusted as contemplated by this Agreement prior to such reclassification, recapitalization, reorganization, merger, business combination, split-up, combination, exchange or dividend or similar event.

                  SECTION 1.05       Stock Options and Restricted Stock.

                           (a) As of the Effective Time, (i) each outstanding employee stock option to purchase Company Common Stock granted under the Company's 1993 Stock Option Plan or the Company's 1995 Long-Term Incentive Plan (collectively, the "Company Stock Option Plans"), shall be converted into an option (an "Adjusted Option") to purchase the number of shares of Buyer Common Stock equal to the number of Company Common Stock shares subject to such options immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Buyer Common Stock), at an exercise price per share equal to the exercise price for each such share of Company Common Stock subject to such option divided by the Exchange Ratio (rounded down to the nearest whole cent), and all references in each such option to the Company shall be deemed to refer to Buyer, where appropriate; provided, however, that the adjustments provided in this clause (i) with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) or which are described in Section 423 of the Code shall be effected in a manner consistent with the requirements of Section 424(a) of the Code and (ii) Buyer shall assume the obligations of the Company under the Company Stock Option Plans. The other terms of each Adjusted Option, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms. The date of grant of each Adjusted Option shall be the date on which the corresponding option was granted.

                           (b) As of the Effective Time, (i) each outstanding award (including restricted stock, deferred stock, phantom stock, stock equivalents and stock units) (each a "Company Award") under the Company Stock Option Plans shall be converted into the same instrument of Buyer, in each case with such adjustments (and no other adjustments) to the terms of such Company Awards as are necessary to preserve the value inherent in such Company Awards without any detrimental effect to the holder thereof and (ii) Buyer shall assume the obligations of the Company under the Company Awards. The other terms of each Company Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms.

                           (c) The Company and Buyer agree that each of the Company Stock Option Plans and each of the applicable Buyer stock option plans (the "Buyer Stock Option Plans") shall be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of each Share of Company Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Buyer Common Stock on a basis consistent with the transactions contemplated by this Agreement. The Company and Buyer agree to submit the amendments to the Buyer Stock Option Plans or the Company Stock Option Plans to their respective stockholders, if such submission is determined to be necessary by counsel to the Company or Buyer after consultation with one another; provided, however, that such approval shall not be a condition to the consummation of the Merger.

                           (d) Buyer shall (i) reserve for issuance the number of shares of Buyer Common Stock that will become subject to the benefit plans, programs and arrangements referred to in this Section 1.05 and
         (ii) issue or cause to be issued the appropriate number of shares of Buyer Common Stock pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. No later than the Effective Time, Buyer shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Buyer Common Stock necessary to fulfill Buyer's obligations under this Section 1.05. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained), if then required by the SEC, for at least as long as Adjusted Options or Company Awards remain outstanding.

                           (e) As soon as practicable after the Effective Time, Buyer shall deliver to the holders of the options granted under the Company Stock Option Plans and Company Awards appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Option Plans and the agreements evidencing the grants of such options and Company Awards and that such options and Company Awards and the related agreements shall be assumed by Buyer and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.05 after giving effect to the Merger).


                  ARTICLE 2

                            THE SURVIVING CORPORATION

                 SECTION 2.01 Certificate of Incorporation. The certificate of incorporation of Buyer in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

                 SECTION 2.02 Bylaws. The bylaws of Buyer in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

                 SECTION 2.03 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed in accordance with applicable law, (a) the directors of Buyer at the Effective Time shall constitute the directors of the Surviving Corporation, and (b) the officers of Buyer at the Effective Time shall be the officers of the Surviving Corporation.


                  ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Buyer that, except as set forth in the disclosure letter (the "Company Disclosure Letter") delivered by the Company to the Buyer prior to the execution of this Agreement:

                  SECTION 3.01 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified or to be in good standing will not, individually or in the aggregate, have a material adverse effect on the business, assets or financial condition of the Company and the Subsidiaries taken as a whole, except for any effect resulting from or relating to (i) conditions or circumstances generally affecting the cotton and soybean planting seed industries which are not the result of acts or omissions of the Company, (ii) the sale of seed containing technology licensed by the Company from Buyer or any of Buyer's affiliates or (iii) any of the litigation matters or investigations specifically described in the Company Disclosure Letter (a "Material Adverse Effect").

                 SECTION 3.02 Authorization. The Company has the necessary corporate power and authority to enter into this Agreement and the Termination Option Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Termination Option Agreement by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company's Board of Directors, have been unanimously approved by the Board of Directors prior to Buyer becoming an "Interested Stockholder" as defined in Section 203 of Delaware Law and have been approved as otherwise required by the Company's certificate of incorporation, as amended. Except for the approval of this Agreement, the Termination Option Agreement and the Merger by the Company's stockholders, no other corporate proceeding on the part of the Company is necessary for the execution and delivery of this Agreement and the Termination Option Agreement by the Company, the performance of the Company's obligations hereunder and thereunder or the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the Termination Option Agreement have been duly and validly executed and delivered by the Company and are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally or by the availability of equitable remedies generally.

                 SECTION 3.03 Capital Stock. The authorized capital stock of the Company consists of: (a) 100,000,000 shares of Company Common Stock, of which, as of May 8, 1998, there were (i) 38,264,617 shares issued and outstanding, (ii) 1,0666,666 shares reserved for issuance upon conversion of Series M Preferred Stock, and (iii) 114,267 shares held in the Company's treasury, (b) 2,000,000 shares of preferred stock, $0.10 par value per share, consisting of (i) 429,319 shares designated, for issuance upon the exercise of the Rights, as Series A Junior Participating Preferred Stock, of which no shares are issued or outstanding, and (ii) 1,066,666 shares designated as Series M Preferred Stock, of which 800,000 shares are issued and outstanding and (c) rights outstanding to acquire 266,666 shares of Series M Preferred Stock and such number of shares of Company Common Stock as shall be determined in accordance with the formula set forth in the Hartz Cotton Acquisition Agreement, dated February 2, 1996, among Buyer, the Company, Hartz Cotton, Inc. and Paymaster Technology Corp. (the "Hartz Agreement"). All of the outstanding capital stock of the Company and all of the outstanding shares of capital stock of the Company's Subsidiaries (as defined in Section 3.04 hereof) have been validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. As of May 8, 1998, except for the Rights, Series M Preferred Stock, the rights referred to in subsection (c) above and options to acquire not more than 3,425,758 shares of Company Common Stock pursuant to the Company Stock Option Plans, there were no outstanding subscriptions, options, warrants, rights, contracts or other arrangements or commitments obligating the Company to issue any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock.

                 SECTION 3.04 Subsidiaries. The Company Disclosure Letter lists all direct and indirect subsidiaries of the Company (each, a "Subsidiary" and collectively, the "Subsidiaries") and the jurisdiction of incorporation of each Subsidiary. The Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or to be in good standing will not, individually or in the aggregate, have a Material Adverse Effect. All outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any liens, claims or encumbrances.

                 SECTION 3.05 Consents and Approvals;  No Violation.  Except for
(a) applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), including the filing with and clearing by the United States Securities and Exchange Commission (the "SEC") of a proxy statement relating to the Company Stockholders Meeting (as defined in Section 5.02 hereof), as amended or supplemented from time to time (the "Company Proxy Statement"), (b) the filing of a Pre-Merger Notification and Report Form by the Company and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (c) the filing of the Certificate of Merger as required by Delaware Law, (d) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (e) filing with the NYSE and the SEC with respect to the delisting and deregistration of the shares of Company Common Stock and (f) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required under the corporation, takeover or blue sky laws of various states of the United States and jurisdictions outside the United States, no filing with or prior notice to, and no permit, authorization, consent or approval of, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Governmental Entity") is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any violation of any provision of the articles of incorporation, as amended, or bylaws of the Company or any Subsidiary, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or, (iii) violate any federal, state, local or foreign order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.06      SEC Reports and Financial Statements.

                           (a) Since August 31, 1994, the Company has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Exchange Act (hereinafter collectively referred to as the "Company Reports"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The Company has previously furnished to Buyer copies of all such Company Reports.

                           (b) None of the Company Reports, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (c) The consolidated balance sheets and the related consolidated statements of income, cash flow and stockholders' equity (including, without limitation, the related notes thereto) of the Company and its consolidated subsidiaries included in the financial statements contained in the Company's Annual Report on Form 10-K for the year ended August 31, 1997 (the "Company 10-K") and in the Company's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1997 and February 28, 1998 (the "Company 10-Qs"), present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of their respective dates, and the results of consolidated operations and cash flows for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and in the case of unaudited interim financial statements subject to normal year-end audit adjustments and except for certain footnote disclosures required by generally accepted accounting principles.

                 SECTION 3.07 Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary has any liabilities (whether absolute, accrued or contingent), except: (a) liabilities, obligations or contingencies that are accrued and reserved against in the consolidated balance sheet of the Company and the Subsidiaries as of August 31, 1997 or reflected in the notes thereto,
(b) liabilities incurred since August 31, 1997 in the ordinary course of business, (c) liabilities which, individually or in the aggregate, are not required under generally accepted accounting principles to be set forth on a balance sheet of Buyer and its consolidated subsidiaries and (d) liabilities incurred after the date hereof as specifically permitted by this Agreement.

                 SECTION 3.08 Changes. Since the date of the Company 10-K, and except as set forth in the Company 10-K or the Company 10-Qs, and except as otherwise disclosed in the Company Disclosure Letter or as permitted by this
Agreement:

                           (a) there has been no material adverse change in the business, assets or financial condition of the Company and its Subsidiaries, taken as a whole, except for any change resulting from or relating to (i) conditions or circumstances generally affecting the cotton and soybean planting seed industries which are not the result of acts or omissions of the Company, (ii) the sale of seed containing technology licensed by the Company from Buyer or any of Buyer's affiliates or (iii) any of the litigation matters or investigations specifically described in the Company Disclosure Letter (a "Material Adverse Change in the Company");

                           (b) there has been no direct or indirect redemption, purchase or other acquisition of any shares of the Company's capital stock, or any declaration, setting aside or payment of any dividend or other distribution by the Company in respect of the Company's capital stock, or any issuance of any shares of capital stock of the Company, or any granting to any person of any option to purchase or other right to acquire shares of capital stock of the Company or any stock split or other change in the Company's capitalization;

                           (c) neither the Company nor any Subsidiary has entered into or agreed to enter into any new or amended contract with any labor unions representing employees of the Company or any subsidiary;

                           (d) neither the Company nor any Subsidiary has entered into or agreed to enter into any new or amended contract with any of the officers thereof or otherwise increased the compensation payable to the officers or directors of any such entity; and

                           (e) neither the Company nor any Subsidiary has (i) entered into or amended any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan except as required by law or regulations or (ii) made any contribution to any such plan except for contributions specifically required pursuant to the terms thereof.

                  SECTION 3.09       Investigations; Litigation.

                           (a) Other than reviews pursuant to the HSR Act, there are no pending investigations, reviews or inquiries by any Governmental Entity with respect to the Company or any Subsidiary or with respect to the activities of any officer, director or employee of the Company (an "Investigation"), nor to the knowledge of the Company is an Investigation threatened, nor has any Governmental Entity indicated to the Company or any executive officer of the Company an intention to conduct an Investigation, other than Investigations which, if the resolution thereof were adverse, would not, individually or in the aggregate, have a Material Adverse Effect. For the purpose of this Agreement, "knowledge of the Company" and similar phrases means the actual knowledge, after due inquiry, of any executive officer of the Company included in the "Company Knowledge Group" set forth in the Company Disclosure Letter.

                           (b) (i) There are no actions or proceedings pending or, to the knowledge of the Company, threatened against the Company by any Governmental Entity which seek to enjoin the Merger or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) there are no outstanding domestic or foreign judgments, decrees or orders against the Company or any Subsidiary enjoining any of them in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (iii) neither the Company nor any Subsidiary is in violation of, and none of them has received any claim or notice that it is in violation of, any federal, state, local or foreign laws, statutes, rules, regulations or orders promulgated or judgments entered by any federal, state, local or foreign court or governmental authority or instrumentality, which violations, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and
         (iv) there are no actions pending, or to the knowledge of the Company, threatened against the directors or any director of the Company alleging a breach of such directors' or director's fiduciary duties.

                  SECTION 3.10      Contracts and Commitments.

                           (a) Except as permitted by this Agreement after the date hereof, the Company is not, nor is any Subsidiary, with respect to its business, a party to any oral or written contract:

                  (i) that prohibits the Company or any of its Subsidiaries from freely engaging or competing in its line of business anywhere in the world;

                  (ii) between the Company and any of its affiliates (other than
                  Subsidiaries),   directors   or   officers   that  is  not  on
                  arms-length terms;

                  (iii) that involves an amount in excess of $1,000,000 and pursuant to which the Company or any of its Subsidiaries has incurred or accrued losses;

                  (iv) that by its terms may be terminated upon a change in control of the Company or any of its Subsidiaries;

                  (v) that commits the Company or any of its Subsidiaries to purchase or sell any properties or assets outside of the ordinary course of business for consideration in excess of $1,000,000; or

                  (vi) that involves an unfulfilled obligation, individually or in the aggregate, in excess of $1,000,000 and is incurred outside the ordinary course of business and is not terminable by the Company or any of its Subsidiaries upon less than 60 calendar days' notice for a cost of not less than $1,000,000.

                           (b) Buyer has been supplied with a true and correct copy of all written contracts which are referred to on the Company Disclosure Letter, together with all amendments, exhibits, attachments, waivers or other changes thereto.

                  . Except as would not be reasonably likely, individually or in the aggregate, to result in any loss, obligation, expense, damage or liability in excess of $15,000,000:

                           (a) The Company and its Subsidiaries have complied and are in compliance with all applicable Environmental and Safety
         Requirements. "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations and all common law in each case concerning public health and safety, worker health and safety, and pollution or protection of the environment (including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release or threatened Release (whether onsite or offsite), control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation). "Release" has the meaning set forth in CERCLA.

                           (b) Without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and complied in all material respects with, and are in compliance in all material respects with, all permits, licenses and other authorizations that are required pursuant to Environmental and Safety Requirements for the occupation of their facilities and the operation of their business.

                           (c) The Company and its Subsidiaries have not received any written or oral notice, report or other information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or investigatory, removal, remedial or corrective obligations, relating to the Company or its Subsidiaries, any of their respective current or former properties and facilities or any current or former offsite properties and facilities used in the business of the Company or its Subsidiaries, and arising under Environmental and Safety Requirements.

                           (d) No landfills, surface impoundments, waste piles or other waste management, treatment, storage or disposal areas exist at any property or facility currently owned or operated by the Company or its Subsidiaries.

                           (e)  The  Company  and  its  Subsidiaries   have  not
         treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released, either onsite or offsite, any substance, including without limitation any hazardous substance, or owned, operated or used in any facility or property (and no such property or facility is contaminated by any such substance), so as to give rise to liabilities of the Company or its Subsidiaries for response costs or natural resource damages pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, or similar state Environmental and Safety Requirements.

                           (f) Neither the Company nor its Subsidiaries have, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for removal, corrective or remedial action, of any other person relating to any Environmental and Safety Requirements.

                           (g) No Environmental Lien has attached to any property currently owned, leased or operated by the Company or any Subsidiary. "Environmental Lien" means a lien, either recorded or unrecorded, in favor of any governmental entity, relating to any liability arising under Environmental and Safety Requirements.

                           (h) Without limiting the foregoing, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company or its Subsidiaries, or, to the Company's knowledge, any predecessor or affiliate thereof, will prevent, hinder or limit continued compliance in all material respects by the Company with applicable Environmental and Safety Requirements, give rise to any material investigatory, removal, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including without limitation any relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resource damage.

                    The Company and each of the Subsidiaries has timely filed (or has or will have had filed on its behalf) all material federal, state, local and foreign income and other tax returns, reports and declarations which are or were required by applicable law to have been filed at or before the Effective Time. Each of the Company and the Subsidiaries has timely paid or will timely pay (or has or will have paid on its behalf), or where payment is not required to be made, has made or will make adequate provision in reserves established on its financial statements and accounts for the payment of, all material taxes (including, without limitation, all taxes required to be withheld, or any interest and penalties on any taxes), in respect of the periods covered by said returns, reports and declarations or any other taxable period ending on or before the Effective Time. All returns, reports and declarations required to be made, including, without limitation, any amendments to date, have been prepared in good faith and are complete and accurate in all material respects. No deficiencies for any material tax, assessment or governmental charge have been asserted or assessed against the Company or any of the Subsidiaries which have not been paid, settled or adequately provided for through reserves established in the financial statements and accounts and, to the knowledge of the Company, there is no basis for any such deficiency, assessment or charge which would be material to the Company and the Subsidiaries taken as a whole. No election under
Section 341(f) of the Code has been or shall hereafter be made to treat the Company or any of the Subsidiaries as a consenting corporation (as defined in Section 341(f) of the Code).

                    Except as disclosed in the Company Reports, there are no written employment, consulting or severance agreements between the Company or any Subsidiary, on the one hand, and any directors, officers or other employees of the Company or any Subsidiary, on the other hand, which provide for annual remuneration or other payments in excess of $100,000.

                    Except as disclosed in the Company Reports or as required under the terms of this Agreement, none of the agreements described in Section
3.13 hereof and none of the Plans and no compensation plan maintained by the Company or any Subsidiary for the benefit of their respective current or former employees, directors or consultants contains any provision that would entitle any such employee, director or consultant to any additional or accelerated payments or benefits as a result of the consummation of the Merger or the transactions contemplated by this Agreement.

                    All employee benefit plans within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company or any of the Subsidiaries since August 31, 1997 (collectively, the "Plans") are in compliance with, and have been administered and operated in accordance with, the terms of such Plans and applicable law, except for any failure to so comply, operate or administer the Plans that would not, individually or in the aggregate, result in a Material Adverse Effect. The Internal Revenue Service has issued a determination letter to the effect that each such Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified. No event which constitutes a "reportable event" as defined in Section 4043 of ERISA has occurred and is continuing with respect to any Plan subject to Title IV of ERISA which presents a material risk of the termination or partial termination of any such Plan or would reasonably be expected to result in a material liability of the Company or any Subsidiary. No Plan has been terminated pursuant to Title IV of ERISA in connection with which any liability has been incurred which has not been satisfied in full. Full payment has been made, or provision has been made therefor, of all amounts which the Company or any of the Subsidiaries were required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. Neither the Company nor any of the Subsidiaries has engaged in any nonexempt prohibited transactions in connection with any Plan (or its related trust) with respect to which the Company, any of the Subsidiaries, or any officer, director, employee of the Company or any of the Subsidiaries would be subject to either a penalty pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code nor, to the knowledge of the Company, will the consummation of the transactions contemplated by this Agreement constitute such a transaction which penalty or tax would, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has incurred any liability under the fiduciary provisions of ERISA, other than any liability that would not individually, or in the aggregate, result in a Material Adverse Effect. No claim, action or litigation has been made, commenced or, to the knowledge of the Company, threatened with respect to any Plan that would, if adversely determined, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has participated in or contributed to any multiemployer plan as defined in Section 337 of ERISA at any time during the prior six years. With respect to each employee pension benefit plan (as defined in Section 3(2) of ERISA) which is a defined benefit plan and is not a multiemployer plan, the assets of such Plan available to meet the accrued liabilities of such Plan would exceed such liabilities, based on the actuarial assumptions used for plan termination.

                    The Company and its Subsidiaries have obtained all permits, concessions, grants, franchises, licenses and other federal, state, local or foreign governmental authorizations and approvals material, individually or in the aggregate, to the conduct of the business as now conducted of the Company and the Subsidiaries (collectively, "Licenses"), except where the failure to so obtain any such License would not reasonably be expected to have a Material Adverse Effect. All of the Licenses are in full force and effect and, to the best of the Company's knowledge, will not be impaired or adversely affected by the transactions contemplated by this Agreement in a manner or to a degree that is reasonably likely to have a Material Adverse Effect.

                    The  Company  Disclosure  Letter  sets  forth  a list of all material leases and subleases existing as of the date hereof under which the Company and its Subsidiaries is lessor or lessee of any real property together with all amendments, supplements, nondisturbance agreements and other agreements pertaining thereto. As to such leases, subleases and other agreements referred to above, (a) there exists no breach or default, and no event has occurred which with notice or passage of time would constitute such a breach or default or permit termination, notification or acceleration, on the part of the Company or any Subsidiary, or on the part of any other party thereto, and (b) as of the Effective Time, no material third party consent, approval or authorization shall be required for the consummation of the Merger, except where such breach or default or failure to obtain any such consent, approval or authorization would not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, there is no lien, claim, option, charge, security interest, limitation, encumbrance or restriction of any kind (any of the foregoing being a "Lien") on any of the leasehold interests set forth in the Company Disclosure Letter except for (a) Liens reflected in the balance sheet included in the Company's Form 10-K for the period ended August 31, 1997, (b) Liens of record consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property which do not materially detract from the value of, or a materially impair the use of, such property by the Company and its Subsidiaries in the operation of their respective businesses, (c) Liens for current taxes, assessments or governmental charges or levies on property not yet delinquent or being contested in good faith and for which appropriate reserves have been established in accordance with United States generally acceptable accounting principles (which contested levies are described in the Company Disclosure Letter), (d) Liens imposed by law, such as materialman's, mechanic's, carrier's, workers' and repairmen's Liens securing obligations not yet delinquent or being contested in good faith and for which appropriate reserves have been established in accordance with United States generally acceptable accounting principles or securing obligations not being paid in the ordinary course of business in accordance with customary and commercially reasonable practice, and (e) Liens that do not materially adversely affect the use or enjoyment of the assets or properties of the Company or its Subsidiaries (collectively, "Permitted Liens").

                    The Company Disclosure Letter lists all real property owned by the Company and its Subsidiaries as of the date hereof. Each of the Company and its Subsidiaries has good title in fee simple to its respective real properties set forth in the Company Disclosure Letter, in each case, to the Company's knowledge, free and clear of all Liens, except for Permitted Liens.

                  SECTION 3.19      Intellectual Property and Germplasm

                           (a) The Company  Disclosure  Letter  lists all of the
         patents, certificates of plant variety protection, registered trademarks, registered service marks, registered copyrights, application for any of the foregoing and material unregistered trademarks, service marks, copyrights, trade names and corporate names used in the conduct of the business of the Company or its Subsidiaries as of the date hereof (collectively, "Intellectual Property") and all varieties and hybrids of cotton and soybeans which the Company or its Subsidiaries are presently selling or reasonably anticipates selling within two years of the date of this Agreement. The Company and its Subsidiaries own and possess all right, title and interest in and to, or possess the valid right to use, the Intellectual Property. The Company owns and possesses all right, title and interest in and to, or possesses the valid right to use, in the manner used by the Company, all germplasm used in the Company's breeding or research programs. The Company has not received any notice of, and neither the Company nor any of its Subsidiaries has any knowledge of any potential claim of any, infringement of any patent or certificate of plant variety protection or misappropriation from any third party with respect to the Intellectual Property or any germplasm in the Company's breeding or research programs. To the actual knowledge of the Company (without any inquiry), each item of Intellectual Property is valid and enforceable. To the knowledge of the Company, the Company or its Subsidiaries are not currently infringing and have not infringed any intellectual property of any other person and the transactions contemplated by this Agreement will not impair any such patent, trademark, trade name, copyright or other similar item of Intellectual Property.

                           (b) None of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on by the Company or by any of its Subsidiaries in the conduct of its business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (i) date-related data from, onto and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries, except where any such malfunction or generation of incorrect data or results would not reasonably be expected to have a Material Adverse Effect.

          Section 3.20 Compliance with Other Instruments and Laws.
                    Neither the Company nor any Subsidiary is in violation of any term of its certificate of incorporation, as amended, or bylaws, or in violation of any mortgage, indenture, instrument or agreement relating to indebtedness for borrowed money or of any judgment, decree or order which names the Company or any Subsidiary or in violation of any term of any other material instrument, contract or agreement to which it is a party or by which it or any of its properties or assets is bound, except to the extent that any such violation would not be reasonably expected to have a Material Adverse Effect. The Company's and each Subsidiary's businesses are in compliance in all material respects with all federal, state, local or foreign statutes, laws, ordinances, rules, governmental regulations, permits, concessions, grants, franchises, licenses or other governmental authorizations or approvals applicable to the operation of such business, except to the extent that the failure of such compliance would not reasonably be expected to have a Material Adverse Effect.

          Section 3.21   Employees.
                    To the actual knowledge of the Company (without any due inquiry), as of the date of this Agreement, no key employee, or group of employees of the Company has any plans to terminate employment with the Company other than employees with plans to retire. Without limiting the generality of
Section 3.20 hereof, the Company has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining, and, to the knowledge of the Company, it does not have any material labor relations problems (including without limitation threatened or actual strikes or work stoppages or material grievances).

          Section 3.22   Information Supplied.
                    None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Buyer in connection with the issuance of Buyer Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Company Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Buyer specifically for inclusion or incorporation by reference in the Company Proxy Statement. At the time of the filing of any disclosure document filed after the date hereof pursuant to the Securities Act, the Exchange Act or any state securities law (each a "Company Disclosure Document") other than the Company Proxy Statement, each such Company Disclosure Document (as supplemented or amended) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               Section 3.23   Rights Agreement.
                   The Company's Board of Directors has taken all necessary action to provide that Buyer will not become an "Acquiring Person," that no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement, dated as of August 13, 1996, between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agreement")) will occur, and that the Rights Agreement will not be applicable to the execution or delivery of this Agreement or any amendment hereto or the consummation of the Merger and other transactions contemplated hereby. The Company has provided to Buyer written evidence, reasonably satisfactory to Buyer, of the foregoing.

               Section 3.24   Certain Fees.
                  Except in connection with the engagement of Merrill Lynch & Co., neither the Company nor any Subsidiary has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

               SECTION 3.25   Opinion of Financial Advisor
                  The Company has received the opinion of Merrill Lynch & Co., dated the date hereof, to the effect that, as of such date, the Merger Consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to Buyer.

               SECTION 3.26   Voting Requirements
                   The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting to adopt this Agreement is the only vote of the holders of any class or series of Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby. The Board of Directors of the Company has duly and validly approved and has taken or, prior to the Effective Time, will have taken, all corporate action required to be taken by the Company Board of Directors for the consummation of the transactions contemplated by this Agreement.

               SECTION 3.27   State Takeover Statutes
                   The Board of Directors of the Company has approved this Agreement and the consummation of the Merger and the other transactions contemplated hereby and such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement by the Board of Directors of the Company under the provisions of Section 203 of Delaware Law such that
Section 203 of Delaware Law does not apply to the Merger or the other transactions contemplated by this Agreement. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

               SECTION 3.28   Affiliates.
                   The Company Disclosure Letter identifies all persons who, to the knowledge of the Company, may be deemed affiliates of the Company under Rule 145 of the Securities Act (the "Rule 145 Affiliates"), including, without limitation, all directors and executive officers of the Company.


                  ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represent and warrant to the Company as follows:

   SECTION 4.01. Corporate Organization. Buyer is a corporation duly organized validly existing and in good standing under the laws of Delaware, with all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its businesses as now being conducted.

SECTION 4.02 Authorization. Buyer has the necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Buyer, and no other corporate proceeding on the part of Buyer is necessary for the execution and delivery of this Agreement by Buyer, the performance of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally or by the availability of equitable remedies generally.

SECTION 4.03 Capital Stock.The authorized capital stock of Buyer consists of:(a) 1,000,000,000 shares of Buyer Common Stock, of which, as of May 6, 1998, there were 599,842,187 shares were issued and outstanding (and 222,128,783 shares held in the Company's treasury) and (b) 10,000,000 shares of preferred stock, without par value, of which, as of May 6, 1998, there were no shares issued and outstanding. All of the outstanding shares have been validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. As of May 6, 1998, except for options to acquire not more than 110,000,000 shares of Buyer Common Stock pursuant to the Buyer Stock Option Plans, there were no outstanding subscriptions, options, warrants, rights, contracts or other arrangements or commitments obligating Buyer to issue any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock.

 SECTION 4.04 Information Supplied. None of the information supplied or to be supplied by Buyer specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Company Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act, except that no representation or warranty is made by Buyer with respect to statements made or incorporated by reference in either the Form S-4 or the Company Proxy Statement based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

SECTION 4.05 Consents and Approvals; No Violations.
                Except for (a) applicable  requirements of the Exchange Act,
(b) filing with and clearing by the SEC of the Form S-4, (c) expiration or termination of the waiting period under the HSR Act, (d) the filing of the Certificate of Merger as required by Delaware Law (e) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (f) filing with the NYSE to permit the shares of Buyer Common Stock that are to be issued in the Merger and under the Company Stock Option Plans (the "Buyer Listed Securities"), to be approved for listing on the NYSE, subject to official notice of issuance, and to continue to be listed on the NYSE following the Merger, and (g) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required under the corporation, takeover or blue sky laws of various states or non-U.S. change-in-control laws or regulations, no filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.
Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the articles or certificate of incorporation or bylaws of Buyer, (ii) at the Effective Time, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or otherwise change the existing rights or obligations of any party thereto) under, any of the terms, conditions or provisions of any note, bond, mortgage indenture, license, agreement or other instrument or obligation to which Buyer is a party or by which Buyer, or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the business, assets or financial condition of Buyer and its Subsidiaries taken as a whole, except for any effect resulting from or relating to conditions or circumstances generally affecting the industries in which Buyer currently operates which are not the result of acts or omissions of Buyer (a "Buyer Material Adverse Effect").

Section 4.06 Certain Fees. Except for BancAmerica Robertson Stephens, whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

                  SECTION 4.07       SEC Reports and Financial Statements.

                           (a) Since January 1, 1995, Buyer has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act and the Exchange Act (hereinafter collectively referred to as the "Buyer Reports"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act.

                           (b) None of the Buyer Reports, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (c) The consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and changes in financial position (including, without limitation, the related notes thereto) of Buyer and its consolidated subsidiaries included in the financial statements contained in Buyer's Annual Report on Form 10-K for the year ended December 31, 1997 present fairly the consolidated financial position of Buyer and its consolidated subsidiaries as of their respective dates, and the results of consolidated operations and changes in consolidated financial position for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and in the case of unaudited interim financial statements subject to normal year-end audit adjustments and except for certain footnote disclosures required by generally accepted accounting principles.

SECTION 4.08 Absence of Undisclosed Liabilities.
Buyer and its consolidated  subsidiaries have no liabilities
(whether absolute, accrued or contingent), except: (a) liabilities, obligations or contingencies that are accrued and reserved against in the consolidated balance sheet of Buyer and its consolidated subsidiaries as of December 31, 1997 or reflected in the notes thereto, (b) liabilities incurred since December 31, 1997 that would not have a Buyer Material Adverse Effect, or (c) liabilities which, individually or in the aggregate, are not required under generally accepted accounting principles to be set forth on a balance sheet of Buyer and its consolidated subsidiaries.

SECTION 4.09 No Buyer Stockholder Vote.
                    No vote of the stockholders of Buyer is required under Delaware Law, the applicable rules and regulations of the NYSE or any other applicable law or regulation, or pursuant to the terms of Buyer's certificate of incorporation, in order to authorize the consummation by Buyer of the transactions contemplated hereby.


                  ARTICLE 5

                            COVENANTS OF THE COMPANY

SECTION 5.01  Conduct of Business by the Company Pending the Merger.
                    The Company covenants and agrees that prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 9.01 hereof, unless Buyer shall otherwise consent in writing (such consent not to be unreasonably withheld) or except as otherwise contemplated by this Agreement:

                           (a) the businesses of the Company and the Subsidiaries will be conducted only in the ordinary and usual course; the Company will use its best efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and the Subsidiaries; and the Company will promptly notify Buyer of any event or occurrence or emergency not in the ordinary and usual course of the business of the Company or any Subsidiary or material to the business of the Company and the Subsidiaries, taken as a whole;

                           (b) the Company will not (i) amend its certificate of incorporation or bylaws or (ii) split, combine or reclassify the outstanding Shares or declare, set aside or pay any dividend payable in cash, stock or property with respect to the Shares, provided that the Company may declare and pay to holders of the Shares regular quarterly dividends not more than $0.03 per share;

                           (c) except as provided in the Hartz Agreement, neither the Company nor any Subsidiary will issue or agree to issue any additional shares of, or rights of any kind to acquire shares of, its capital stock of any class other than the issuance of shares of capital stock of a Subsidiary to the Company or, with respect to the Company, Shares issuable upon exercise of outstanding options pursuant to the Company Stock Option Plans;

                           (d) neither the Company nor any Subsidiary will enter into or agree to enter into any new or amended contract or agreement with any labor unions representing employees of the Company or any Subsidiary;

                           (e) except as contemplated by Section 5.04 hereto, the Company will not authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Merger), any acquisition or disposition of a material amount of assets or securities (including, without limitation, the assets or securities of any Subsidiary and other than inventory in the ordinary course of business);

                           (f) except as set forth in the Company Disclosure Letter, the Company will not, and will not permit any Subsidiary to,
         (i) enter into or amend any employment, severance or change-in-control agreement, or any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan except as required by law or regulations, or as expressly provided by this Agreement or in the ordinary course or (ii) make any contribution to any such plan except for contributions specifically required pursuant to the terms thereof;

                           (g) the Company will not (i) except as set forth in the Company Disclosure Letter or in the ordinary course of business, create, incur or assume any debt (including, without limitation, obligations in respect of capital leases) other than under existing or approved lines of credit or to fund out-of-pocket costs incurred in connection with the transactions contemplated hereby; (ii) except as set forth in the Company Disclosure Letter, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except majority-owned Subsidiaries of the Company in the ordinary course of business; or (iii) make any loans, advances or capital contributions to, or investments in, any other person other than a majority-owned Subsidiary (other than trade credit or customary advances to employees and short-term investments pursuant to customary cash management systems of the Company in the ordinary course and consistent with past practice);

                           (h)  the  Company  will  neither   amend  the  Rights
         Agreement nor redeem any of the rights granted under the Rights Agreement without the written consent of Buyer; and

                           (i) neither the Company nor any Subsidiary shall agree in writing or otherwise to take (i) any action that it is prohibited from taking by this Section 5.01, or (ii) any action that would constitute or is likely to cause or result in a breach of any covenant, agreement, or representation or warranty set forth herein.

SECTION 5.02 Stockholders' Meeting. The Company shall cause a meeting of its stockholders (the
"Company Stockholders Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of the Company will (a) unanimously recommend approval and adoption of this Agreement by the Company's stockholders hereof and (b) use reasonable best efforts to obtain the necessary approval by the Company's stockholders of this Agreement and the transactions contemplated hereby.

SECTION 5.03 Access to Information.
Subject to the terms hereof and of the existing
confidentiality agreements, dated April 28, 1998 and March 14, 1998, between the Company and Buyer (together, the "Confidentiality Agreements"), in compliance with applicable law, during normal business hours, upon reasonable notice and in a manner as shall not unreasonably interfere with the conduct of the Company or Buyer, the Company will give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access throughout the period prior to the Effective Time to all of the offices, properties, business and marketing plans, books, files and records of the Company and the Subsidiaries, will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with Buyer in its investigation of the business of the Company and its Subsidiaries. The Company will furnish promptly to Buyer (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of Federal or state securities laws, and (b) all such other information concerning its business, properties and personnel as Buyer may reasonably request; provided that no investigation pursuant to this Section 5.03 shall affect any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger. Notwithstanding the foregoing, nothing in this Agreement shall require any person to disclose any information in violation of any applicable law, regulation or administrative order or decree and nothing in this Agreement shall relieve any party of any existing contractual obligations with respect to the use and/or disclosure of such information.

                  SECTION 5.04       No Solicitation.

                           (a) The Company agrees that, prior to the Effective Time or, in the event that this Agreement is terminated, for 90 days following the effective date of such termination, it shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the acquisition of all or substantially all of the assets or capital stock of the Company (an "Acquisition Transaction") or negotiate, explore or otherwise engage in substantive discussions with any person (other than Buyer or its directors, officers, employees, agents and representatives), or enter into any agreement, with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that the Company may, prior to the date of the Company Stockholders Meeting, in response to a bona fide unsolicited written proposal with respect to an Acquisition Transaction from a credible third party that is not subject to any material financing uncertainties and that the Board of Directors determines in the exercise of its fiduciary duties is more favorable to the stockholders of the Company than the Merger, furnish or disclose non-public information to, and negotiate, explore or otherwise engage in substantive discussions with, or enter into such an agreement with, such third party (provided that it shall concurrently with entering into such agreement pay or cause to be paid to Buyer the amount specified in Section 9.04(b) hereof).

                           (b) After the date hereof, the Company shall immediately advise Buyer in writing of the receipt, directly or indirectly, of any inquiries or proposals, and of its intention to enter into any agreement, relating to an Acquisition Transaction and any actions taken pursuant to Section 5.04(a) hereof and furnish to Buyer either a copy of such proposal or a written summary of such proposal.

Section 5.05 Corporate Organization.
  Notwithstanding anything to the contrary contained in this Agreement or in the Company Disclosure Letter, the Company and each Subsidiary shall take all actions necessary in order to be duly qualified and in good standing on the Effective Date with the Secretary of State in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary (it being understood and agreed that no breach of this covenant shall form the basis for any liability of the Company under this Agreement).

SECTION 5.06 Termination Option Agreement.
  The Company will fully perform its obligations under the Termination Option Agreement.


                  ARTICLE 6

                               COVENANTS OF BUYER

                  Buyer agrees that:

SECTION 6.01 Confidentiality.
Buyer will hold, and will use its reasonable best efforts to cause its officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all trade secrets and confidential information concerning the Company and the Subsidiaries furnished to Buyer in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (a) previously known on a nonconfidential basis by Buyer, (b) in the public domain through no fault of Buyer or (c) lawfully available to Buyer from sources other than the Company; provided, however, that Buyer may disclose such information to its officers, directors, employees, consultants, advisors and agents so long as such persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially; and provided further that Buyer shall be responsible for any disclosures of such information by any such persons. If this Agreement is terminated, such confidence shall be maintained and Buyer will, and will use its best efforts to cause its officers, directors, employees, consultants, advisors and agents to, destroy or deliver to the Company, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or on its behalf from the Company in connection with this Agreement that are subject to such confidence.

                  SECTION 6.02       Indemnification.

                           (a) Buyer shall cause the Surviving Corporation to indemnify, to the full extent permitted under Delaware Law, the present and former directors or officers of the Company and the Subsidiaries (the "Indemnified Parties") from and against all losses, obligations, expenses, claims, damages and liabilities arising in respect of actions taken prior to and including the Effective Time in connection with their duties as directors or officers of the Company (including the transactions contemplated hereby) for a period of not less than six years from the Effective Time; provided that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Without limitation of the foregoing, in the event any Indemnified Party becomes involved in such capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated hereby, occurring prior to and including the Effective Time, the Surviving Corporation, to the extent permitted and on such conditions as may be required by applicable law, will periodically reimburse such Indemnified Party for his legal and other out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith.

                           (b) For not less than six years after the Effective Time, Buyer or the Surviving Corporation shall maintain in effect directors' and officers' liability insurance covering the Indemnified Parties who are currently covered by the Company's existing directors' and officers' liability insurance, on terms and conditions no less favorable to such directors and officers than those in effect on the date hereof with respect to Buyer's officers and directors.

SECTION 6.03 Operations After the Effective Time.
Buyer currently intends to maintain offices, facilities and operations of the Company at their current locations. Buyer looks forward to continuing the strong relationship developed by the Company with the community in Scott, Mississippi.

SECTION 6.04 Employees Benefits.
From and after the Closing Date,  Buyer will honor,  pay and perform all obligations under all employment, severance, retention and change of control agreements with or for employees of the Company or any Subsidiary in accordance with the terms thereof. Buyer will maintain and fund in accordance with ERISA, the Code and any other applicable law for a period of two years after the Effective Time employee benefit and compensation plans and arrangements which, in the aggregate, provide benefits and compensation to employees of the Surviving Corporation which are no less favorable in the aggregate than those provided pursuant to the employee benefit plans and arrangements in effect for such individuals on the date hereof. From and after the Effective Time, if any employees of the Surviving Corporation or any Subsidiary will participate in any employee benefit plan of Buyer or any of its subsidiaries, Buyer will, and will cause its subsidiaries to, cause such employee benefit plans to (i) recognize the service of the affected employees of the Company or its Subsidiaries completed prior to the Effective Time for participation, vesting and eligibility for early retirement under such plans of Buyer or any of its Subsidiaries and (ii) waive any pre-existing condition limitations or exclusions under such plans of Buyer or its subsidiaries. If the Closing Date occurs more than three months after the end of the Company's last completed fiscal year, then the amount of bonuses payable, if any, to each employee of the Company or any of its Subsidiaries who is eligible to participate in a bonus plan or arrangement sponsored or maintained by the Company or any of its Subsidiaries for the fiscal year of the Company that includes the Closing Date shall be determined consistent with past practices of the Company and shall be payable no later than November 15 of the fiscal year of the Surviving Corporation next succeeding the fiscal year that includes the Closing Date.

SECTION 6.05 Employment and Noncompetition Agreements
             . As soon as practicable after the date hereof, Buyer shall offer to those employees of the Company or its Subsidiaries whose names are included in the list of the "Key Executive Group" set forth in the Company Disclosure Letter a Key Executive Employment Protection and Noncompetition Agreement, in the form attached as an exhibit to the Company Disclosure Letter, to be and become effective as of the Effective Time. As soon as practicable after the date hereof, Buyer shall offer to the employees of the Company or its Subsidiaries whose names are included in the list of the "Key Employee Group" set forth in the Company Disclosure Letter, a Key Employee Employment Protection and Retention and Noncompetition Agreement in the form attached as an exhibit to the Company Disclosure Letter, to be and become effective as of the Effective Time.

                  ARTICLE 7

                       COVENANTS OF BUYER AND THE COMPANY

         The parties hereto agree that:

SECTION 7.01 Best Efforts
                    Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Company and Buyer shall each furnish to one another and to one another's counsel all such information as may be required in order to accomplish the foregoing actions. If any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, the Company and Buyer will take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

SECTION 7.02   Certain Filings
                    The Company and Buyer shall cooperate with one another (a) in connection with the preparation of the Form S-4, the Company Proxy Statement and the Company Disclosure Documents, (b) in determining whether any other action by or in respect of, or filing with, any governmental body, agency or official, or authority or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Form S-4, the Company Proxy Statement and the Company Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

SECTION 7.03   Public Announcements
                    Buyer and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to obtaining the other party's consent to any such public statement.

SECTION 7.04   Further Assurances
                    At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

SECTION 7.05   Notices of Certain Events
                    The Company and Buyer shall promptly notify the other of:

                           (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                           (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                           (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary, on the one hand, or Buyer, on the other hand, which relate to the consummation of the transactions contemplated by this Agreement; and

                           (d) any action, event or occurrence that would constitute a breach of any representation, warranty, covenant or agreement of it set forth in this Agreement.

                  SECTION 7.06     Preparation of the Form S-4 and the Company
                         Proxy Statement

                           (a) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Company Proxy Statement and Buyer shall prepare and file with the SEC the Form S-4, in which the Company Proxy Statement will be included as a prospectus. Each of the Company and Buyer shall use best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use all best efforts to cause the Company Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Buyer shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of the Buyer Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Shares as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by Buyer or to the Company Proxy Statement will be made by the Company without providing the other party the opportunity to review and comment thereon. Buyer will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Buyer Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Company Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Buyer, or any of their respective affiliates, officers or directors, should be discovered by the Company or Buyer which should be set forth in an amendment or supplement to any of the Form S-4 or the Company Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and Buyer.

     SECTION 7.07 Letters of the Company's Accountants
                   The Company shall use its reasonable best efforts to cause to be delivered to Buyer two letters from the Company's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Buyer, in form and substance reasonably satisfactory to Buyer and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  SECTION 7.08       Affiliates

                           (a) Not less than 45 days prior to the Effective Time, the Company shall deliver to Buyer a list of names and addresses of each person who, in the Company's reasonable judgment, is an affiliate within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or otherwise applicable SEC accounting releases with respect to pooling of interests accounting treatment (each such person, a "Pooling Affiliate") of the Company. The Company shall provide Buyer such information and documents as Buyer shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Buyer, not later than 30 days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 7.08(a), executed by each of the Pooling Affiliates of the Company identified in the foregoing list. Buyer shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any of the Buyer Common Stock to be received by the Pooling Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock, consistent with the terms of such letters.

                           (b) Not less than 45 days prior to the Effective Time, Buyer shall deliver to the Company a list of names and addresses of each person who, in Buyer's reasonable judgment, is a Pooling Affiliate of Buyer. Buyer shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. Buyer shall use its reasonable best efforts to deliver or cause to be delivered to the Company, not later than 30 days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 7.08(b), executed by each Pooling Affiliate of Buyer identified in the foregoing list.

        SECTION 7.09 NYSE Listing
                   Buyer shall use its reasonable best efforts to cause the Buyer Listed Securities to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date and to continue to be listed on the NYSE following the Merger.

                  SECTION 7.10      Tax Treatment

                           (a) The Company and Buyer shall each reasonably cooperate in connection with obtaining the opinions of counsel described in Section 8.01 including, without limitation, providing to each counsel such representations as are reasonably required by such counsel to enable it to render such opinion.

                           (b) The parties intend for the Merger to qualify as a reorganization under Section 368(a) of the Code. If, as a result of circumstances arising after the date hereof, the Merger, if consummated, would fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, each party and its affiliates shall use its reasonable best efforts to restructure the Transaction contemplated hereby in a form that will so qualify or that will otherwise enable the Transaction to proceed in a manner consented to by Buyer and the Company, such consent not to be unreasonably withheld. Notwithstanding anything to the contrary in this Agreement but subject to the last sentence of this Section 7.10(b), either party may postpone for up to six months the date after which the other party may terminate this Agreement pursuant to Section 9.01(b) hereof in order to permit the Transaction to proceed as a tax-free reorganization, provided that, in the reasonable opinion of tax counsel to the party seeking such postponement, the postponement offers a reasonably likely opportunity for such result. In the event Buyer elects to pay and does pay to the Company the amounts referred to in clause (y) of Section 9.04(c) hereof, such date will not be postponed.

                           (c) Buyer shall pay any stamp duties, transfer taxes and similar charges imposed by any jurisdiction (and any penalties and interest with respect to such duties, taxes and charges), which become payable in connection with the Merger, without any offset, deduction, counterclaim or deferment of the consideration to be paid for the Shares pursuant to the Merger. Buyer shall be responsible for the preparation and filing of any required returns with respect to such taxes (including returns on behalf of the stockholders of the Company) and the Company shall cooperate in preparation and filing such returns.

SECTION 7.11   Pooling of Interests
                   Each of Buyer and the Company shall use their respective reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Buyer's independent certified public accountants, respectively, and to be accepted by the SEC. The Company agrees to consult with Buyer prior to taking any action or forebearing from taking any action, the effect of which could reasonably be expected to cause pooling of interest accounting treatment not to be obtained, and to take such actions in connection with pooling treatment (whether or not specifically in respect of the Merger) reasonably requested by Buyer as would not be materially disadvantageous to the Company or its stockholders.

                  SECTION 7.12      Consents

                           (a) Buyer and the Company shall use their commercially reasonable efforts to obtain all material consents of third parties (which, in any event, shall include consents to the assignment of the contracts listed under the heading "Consents" in the Company Disclosure Letter) and Governmental Entities, and to make all governmental filings, necessary to the consummation of the transactions contemplated by this Agreement. The Company and Buyer shall as soon as practicable file Pre-Merger Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use their reasonable best efforts to respond as fully and as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

                           (b) In furtherance and not in limitation of the foregoing, Buyer and the Company will furnish to the other such information and assistance as the other reasonably may request in connection with the preparation of any submissions to, or agency proceedings by, any Governmental Entity under the HSR Act or any comparable laws of foreign jurisdictions, and each of Buyer and the Company shall keep the other promptly apprised of any communications with, and inquiries or requests for information from, such Governmental Entities. Each of Buyer and the Company shall use their commercially reasonable efforts to resolve any objections asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign government or Governmental Entity or any multinational authority (the "Antitrust Laws"). Buyer shall take such action, within the scope of such reasonable efforts, as may be required
         (i) by any applicable government or Governmental Entity or multinational authority (including, without limitation, the Antitrust Division or the FTC) in order to resolve such objections as such government or authority may have to such transactions under any Antitrust Law or (ii) by any domestic or foreign court or similar tribunal, in any action brought by a private party, Governmental Entity or multinational authority challenging the transactions contemplated by this Agreement as violative of any Antitrust Law, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of any of such transactions.

SECTION 7.13. The Confidentiality Agreements will remain in full force and effect until their expiration in accordance with the terms thereof.

SECTION 7.14. Each of the Company, on the one hand, and Buyer, on the other, (a) will use their reasonable best efforts to take all action necessary to render true and correct as of the Closing its representations and warranties contained in this Agreement, (b) will refrain from taking any action that would render any such representation or warranty untrue or incorrect as of such time, and (c) will perform or cause to be satisfied each agreement, covenant or condition to be performed or satisfied by it.


                  ARTICLE 8

                            CONDITIONS TO THE MERGER

SECTION 8.01 Conditions to the Obligations of Each Party.
 The  obligations  of the  Company  and  Buyer to  consummate the  Merger  are  subject  to the
satisfaction of the following conditions:

                           (a) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with Delaware Law;

                           (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

                           (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

                           (d) with respect to the obligations of Buyer, the representations and warranties of the Company as set forth in this Agreement shall be true and correct (after allowing for developments in the business of the Company arising in the ordinary course) as if made on and as of the Effective Time (other than those representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), except to the extent that the failures in the aggregate of such representations and warranties (disregarding any qualifications as to materiality contained therein) to be true and correct would not reasonably be expected to have, and have not had, a Material Adverse Effect, and Buyer shall have received a certificate of the chief executive officer, president or vice president/finance of the Company to such effect;

                           (e) with respect to the obligations of the Company, the representations and warranties of Buyer as set forth in this Agreement shall be true and correct (after allowing for developments in the business of Buyer arising in the ordinary course) as if made on and as of the Effective Time (other than those representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), except to the extent that the failures in the aggregate of such representations and warranties (disregarding any qualifications as to materiality contained therein) to be true and correct would not reasonably be expected to have, and have not had, a Buyer Material Adverse Effect, and the Company shall have received a certificate of the president, chief financial officer or any vice president of Buyer to such effect;

                           (f) the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

                           (g) the shares of Buyer Listed Securities issuable to the Company's stockholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance;

                           (h) with respect to the  obligations of Buyer,  there
         shall not have been any Material Adverse Change in the Company since the date hereof; and, with respect to the obligations of the Company, there shall not have been any material adverse change in the business, assets or financial condition of Buyer and its subsidiaries, taken as a whole, since the date hereof, except for any change resulting from or relating to conditions or circumstances generally affecting the industries in which Buyer currently operates which are not the result of acts or omissions of the Company;

                           (i) with respect to the  obligations  of the Company,
         the Company shall have received an opinion of Debevoise & Plimpton, or other counsel of national repute, in form and substance reasonably satisfactory to the Company, dated on or about the date of the mailing to stockholders of the Company Proxy Statement, which opinion shall be reconfirmed as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon reasonable representations contained in certificates of officers of Buyer, the Company and others;

                           (j) with respect to the obligations of Buyer, Buyer shall have received an opinion of Arnold & Porter, special tax counsel to Buyer, or other counsel of national repute, in form and substance reasonably satisfactory to Buyer, dated on or about the date of the mailing to stockholders of the Company Proxy Statement, which opinion shall be reconfirmed as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon reasonable representations contained in certificates of officers of Buyer, the Company and others;

                           (k) the Company shall have transferred (subject to the Company's ability, using reasonable best efforts, to obtain such third party consents to such transfers as are required) to D&PL International Technology Corp. all of its right, title and interest in and to all of the Intellectual Property and all of the varieties and hybrids of cotton and soybeans in which the Company owns any interest, shall have effected the recordation of each such transfer in all jurisdictions where the Company currently operates and shall have provided to Buyer evidence, reasonably satisfactory to Buyer, that such transfer has been effected; and

                           (l) this Agreement  shall not have been terminated in
accordance with its terms.


                  ARTICLE 9

                                   TERMINATION

SECTION 9.01 Termination. This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

                           (a) by mutual written consent of the Company and Buyer;

                           (b) by either the Company or Buyer, if the Merger has not been consummated by June 30, 1999; provided that if the condition set forth in Section 8.01(b) hereof shall not have been satisfied prior to such date, the Company may, in its sole discretion and upon notice to Buyer, extend such date to a date not later than December 31, 1999; and provided, further, that no party may terminate this Agreement pursuant to this subsection if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

                           (c) by either the Company or Buyer, if there shall be any law or regulation that makes consummation of the Transaction illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the Transaction is entered and such judgment, injunction, order or decree shall become final and nonappealable;

                           (d) by Buyer, if the Company's Board of Directors shall withdraw, modify or change its recommendation or approval in respect of this Agreement or the Merger in a manner adverse to Buyer;

                           (e) by Buyer, if any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than Buyer or any of its subsidiaries or affiliates and other than any of the entities included in the "Institutional Investor Group" set forth in the Company Disclosure Letter, shall have become the beneficial owner of more than 15% of the outstanding Shares (either on a primary or a fully diluted basis);

                           (f) by the Company prior to the date of the Company Stockholders Meeting, to allow the Company to enter into an agreement in respect of an Acquisition Transaction which the Board has determined in the exercise of its fiduciary duties is more favorable to the Company and its stockholders than the transactions contemplated hereby (provided that the termination described in this subsection (f) shall not be effective unless and until the Company shall have paid to Buyer the fee described in Section 9.04(b) hereof); or

                           (g) by the  Company in  accordance  with the terms of
Section 1.02(a)(iii) hereof.

Such right of termination shall be exercised by written notice of termination given by the terminating party to the other parties hereto in the manner hereinafter provided. Any such right of termination shall not be an exclusive remedy hereunder but shall be in addition to any other legal or equitable remedies that may be available to any non-defaulting party hereto arising out of any default hereunder by any other party hereto.

SECTION 9.02 Waiver.
                  . At any time prior to the Effective Time, the parties hereto, by action taken by or pursuant to resolutions of their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) except for approval of the holders of Shares and, in connection with all HSR Act filings, of the Federal Trade Commission and the Department of Justice, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

SECTION 9.03 Closing.
                    Subject to the  satisfaction of the conditions  contained in
Section 8.01 hereof, the closing of the Merger contemplated by this Agreement (the "Closing") shall take place at the offices of Debevoise & Plimpton in New York, New York as soon as practicable after the satisfaction or waiver of all of the conditions to the Merger contained in Section 8.01 hereof or at such other time and place as Buyer and the Company shall agree (the "Closing Date").

                  SECTION 9.04       Effect of Termination; Termination Fee.

                           (a) If  this  Agreement  is  terminated  pursuant  to
         Section 9.01 hereof, this Agreement shall terminate with no liability on the part of any party hereto, except that the agreements contained in Sections 6.01, 10.04 and 10.06 hereof shall survive the termination hereof and the Termination Option Agreement shall survive in accordance with its terms, and except that no such termination shall relieve any party from liability for breach of this Agreement or failure by it to perform its obligations hereunder.

                           (b) In the  event  that  the  Company  has  willfully
         failed to perform any of its obligations under this Agreement or has breached as of the date hereof any of its representations or warranties contained herein in any material respect, and, as a result of such failure or such breach, either the Closing shall not have occurred on the date determined pursuant to Section 9.03 hereof or this Agreement shall have been terminated (including pursuant to subsections (d), (e) or (f) of Section 9.01 hereof), then in any such case, the Company shall promptly, but in no event later than two Trading Days after the date of such failure to close or termination, pay Buyer a termination fee of $40,000,000 plus an amount, not to exceed $1,000,000, equal to Buyer's actual and reasonably documented out-of-pocket expenses directly attributable to the proposed acquisition of the Company, including negotiation and execution of this Agreement and the attempted financing and completion of the Merger, which fee and amount shall be payable in same day funds. In no event shall the Company be required to pay more than one termination fee and reimbursement of expenses pursuant to this Section 9.04(b).

                           (c) In the event (i) that the Closing shall not have occurred on the date determined pursuant to Section 9.03 hereof solely due to a failure of the condition set forth in Section 8.01(b) or
         Section 8.01(c) hereof (with respect to any Antitrust Law) to have been satisfied (other than because of the breach of this Agreement by the Company), (ii) that Buyer has willfully failed to perform any of its obligations under this Agreement or has breached as of the date hereof any of its representations or warranties contained herein in any material respect, and, as a result of such failure or such breach, either the Closing shall not have occurred on the date determined pursuant to Section 9.03 hereof or this Agreement shall have been terminated, or (iii) that the election described in the last sentence of Section 7.10(b) hereof shall have been made, then in any such case, Buyer shall promptly, but in no event later than two Trading Days after the date of such failure to close or termination, pay the Company a termination fee of (x) in the case of clause (i) above, $80,000,000, or
         (y) in the case of clause (ii) or (iii) above, $40,000,000, in either case plus an amount, not to exceed $1,000,000, equal to the Company's actual and reasonably documented out-of-pocket expenses directly attributable to the proposed acquisition of the Company, including negotiation and execution of this Agreement and the completion of the Merger, which fee and amount shall be payable in same day funds. In no event shall Buyer be required to pay more than one termination fee and reimbursement of expenses pursuant to this Section 9.04(c).

                  ARTICLE 10

                                  MISCELLANEOUS

          SECTION 10.01 Notices
                    All notices, requests and other communications to any party hereunder shall be in writing (including facsimile, telex or similar writing) and shall be given,
                  If to Buyer, to:

                  Monsanto Company
                  800 North Lindbergh Boulevard
                  St. Louis, Missouri 63167
                  Attention:  General Counsel
                  Facsimile:  (314) 694-7771

                  with a copy to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL  60601
                  Attention:  Robert S. Osborne, P.C.
                  Facsimile:  (312) 861-2200

                  if to the Company, to:

                  Delta and Pine Land Company
                  P.O. Box 217
                  One Cotton Row
                  Scott, MS 38772
                  Attention:  Chairman
                  Facsimile:  (601) 742-3350

                  with copies to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, NY 10022
                  Attention: Gregory V. Gooding, Esq.
                  Facsimile: (212) 909-6870

                  and:

                  Lake Tindall, LLP
                  127 South Poplar Street
                  P.O. Box 918
                  Greenville, Mississippi 38702
                  Attention: Jerome C. Hafter, Esq.
                  Facsimile: (601) 378-2183

or such other address, telecopy or telex number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile or telex, upon confirmation of receipt, or (b) if given by any other means, when delivered at the address specified in this Section 10.01.

          SECTION 10.02
                    The representations and warranties contained herein shall not survive the Effective Time.

                  SECTION 10.03      Amendments; No Waivers.

                           (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Buyer or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (ii) any term of the articles of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

                           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.04  Expenses.
                    Except as provided in this Agreement, each party shall pay its own costs and expenses relating to this Agreement and the transactions contemplated hereby, except that each of Buyer and the Company shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Company Proxy Statement (including SEC filing fees).

          SECTION 10.05  Successors and Asigns
                    This Agreement and the rights and obligations hereunder may not be assigned, provided that this Agreement may be assigned by Buyer to, and the rights and obligations hereunder shall be binding upon and inure to the benefit of, its legal successors and assigns through a reorganization, merger, business combination or similar transaction.

          SECTION 10.06  Governing Law
                    This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          SECTION 10.07  Counterparts; Effectiveness
                    This Agreement may be signed in any number of counterparts (including by means of telecopied signature pages), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

          SECTION 10.08  Headings
                    Section headings used in this Agreement are for convenience only and shall be ignored in the construction and interpretation hereof.

          SECTION 10.09  No Third Party Beneficiaries
                    Except for Section 6.02 hereof, no provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any person other than the parties hereto.

          SECTION 10.10  Remedies
                    In addition to any remedy to which any party hereto is specifically entitled by the terms hereof, each party shall be entitled to pursue any other remedy available to it at law or in equity (including damages, specific performance or other injunctive relief) in the event that any of the provisions of this Agreement were not performed in accordance with their terms or were otherwise breached.

          SECTION  10.11 Entire Agreement
                    This Agreement, including the exhibits hereto, the Company Disclosure Letter, and the Confidentiality Agreements, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter.

                                                  *   *   *   *   *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                            MONSANTO COMPANY



                                     By:      __/s/ Susan D. Berland__________
                                     Name:    ______Susan D. Berland___________
                                     Title:   __Authorized Representative______




                           DELTA AND PINE LAND COMPANY



                                     By:      __/s/ Roger D. Malkin__________
                                     Name:    ______Roger D. Malkin _________
                                     Title:   ______Chairman_________________